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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2012

Interline Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32380 (Commission File Number)	03-0542659 (I.R.S. Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida 32207
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (904) 421-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        Interline Brands, Inc., a Delaware corporation (the "Company"), announced on May 29, 2012 that the Company had entered into an Agreement and Plan of Merger, dated as of May 29, 2012 (the "Merger Agreement"), with Isabelle Holding Company Inc., a Delaware corporation ("Parent"), and Isabelle Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Acquiring Parties"). The Acquiring Parties are controlled by investment funds managed by Goldman, Sachs & Co. Investment funds managed by P2 Capital Partners, LLC ("P2") also own an interest in the Acquiring Parties.

        The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger of Merger Sub with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the "Merger").

        Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (other than any shares owned by the Company or the Acquiring Parties or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law (collectively, the "Excluded Stockholders")), will be cancelled and will be converted automatically into the right to receive $25.50 in cash (the "Merger Consideration"), without interest. In connection with the closing of the Merger, the Company's Chief Executive Officer has agreed to invest in Parent a portion of his after-tax proceeds from the transaction, and it is anticipated that other members of senior management of the Company may also invest in Parent a portion of their after-tax proceeds from the transaction, on terms to be agreed upon between management and Parent.

        Stockholders of the Company will be asked to approve the Merger at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to customary conditions, including without limitation: (i) the approval by the holders of a majority of the outstanding shares of the Company's common stock entitled to vote on the Merger at a duly called stockholders meeting (the "Stockholder Approval"), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any order enjoining or prohibiting the Merger. Moreover, each party's obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party's representations and warranties contained in the Merger Agreement (generally, subject to certain materiality qualifiers) and (y) the other party's compliance with its covenants and agreements contained in the Merger Agreement in all material respects. In addition, the obligation of the Acquiring Parties to consummate the Merger is subject to (1) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the effective time of the Merger and (2) the Company having not less than $50 million of Available Cash (as defined in the Merger Agreement) on the date of closing. As of today, the Company has approximately $67 million of Available Cash. The Acquiring Parties also are not required to consummate the Merger until after completion of a marketing period for the debt financing. Availability of financing for the Merger is not a condition to the Acquiring Parties' obligations to consummate the Merger.

        The Company has made customary representations and warranties to the Acquiring Parties in the Merger Agreement. The Company has also entered into certain customary covenants and agreements in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger and (ii) the calling and holding of a meeting of the Company's stockholders for the purpose of obtaining the Stockholder Approval.

        Following the execution of the Merger Agreement and continuing until 11:59 p.m. (New York City time) on June 28, 2012 (the "Go-Shop Period"), the Company and its representatives may, subject to certain limitations specified in the Merger Agreement, initiate, solicit and encourage alternative acquisition proposals from third parties, including by way of providing non-public information, and enter into, engage in and maintain discussions or negotiations with third parties with respect to alternative acquisition proposals, or inquiries, proposals or offers or other efforts or attempts that could lead to an alternative acquisition proposal. The Company and its representatives may continue to engage in the activities described in the previous sentence for an additional fifteen days after the Go-Shop Period (and subject to further extension in certain circumstances) (the date such period expires, the "Cut-Off Date") with respect to certain third parties that have made alternative acquisition proposals during the Go-Shop Period. Except as described in the previous sentence, starting at 12:00 a.m. on June 29, 2012, the Company will become subject to customary "no-shop" restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and enter into, engage in and maintain discussions or negotiations with third parties regarding alternative acquisition proposals. However, prior to receipt of the Stockholder Approval, the no-shop provision is subject to a "fiduciary out" provision that allows the Company to provide information and participate in discussions with respect to an unsolicited written takeover proposal that the Board of Directors of the Company (the "Board") has determined constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and, subject to compliance with the terms of the Merger Agreement, to change its recommendation due to an intervening event or to approve, recommend or declare advisable, and authorize the Company to enter into an acquisition agreement with respect to a Superior Proposal.

        The Merger Agreement contains certain termination rights for both the Company and the Acquiring Parties. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee in an amount equal to $29.9 million; however, if the termination in any such circumstances is in connection with a Superior Proposal arising during the Go-Shop Period and entered into prior to the Cut-Off Date, the Company would be required to pay Parent a termination fee equal to $13.9 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee equal to $51.3 million upon termination under certain specified circumstances, and a reverse termination fee of $68.4 million in the event of termination under such circumstances if Parent has committed a willful and material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by November 29, 2012.

        Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which (together with available cash at the Company) will be used by Parent to pay the aggregate Merger Consideration and all related fees and expenses and to refinance certain indebtedness of the Company. GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., and GS Capital Partners VI GmbH & Co. KG (the "Investors") have severally and not jointly committed to capitalize Parent, at or prior to the closing of the Merger, with an aggregate equity contribution in an amount of $369,273,082, on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Investors in connection with the Merger (the "GS Equity Commitment Letter"). The GS Equity Commitment Letter will terminate automatically upon any termination of the Merger Agreement. In addition, GS Capital Partners VI Fund, L.P. ("GS Fund VI") has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, the payment of any termination fee and certain other expenses by Parent. P2 has also committed to capitalize Parent, at or prior to the closing of the Merger, with an equity contribution in an aggregate amount of $6,351,657 (the "P2 Cash Contribution"), as well as a contribution to Parent of 927,386 shares of common stock of the Company, on the terms and subject to the conditions set forth in the equity commitment letter entered into by P2 in connection with the Merger.

        Parent has advised the Company that Goldman Sachs Lending Partners LLC ("GSLP") and Bank of America, N.A. ("Bank of America" and, collectively with GSLP, the "Lenders") have committed to provide a $250 million senior secured asset based revolving credit facility, a $303 million senior unsecured opco bridge facility (the "Opco Bridge Facility"), and a $375 million senior unsecured holdco bridge facility (the "Holdco Bridge Facility"), on the terms and subject to the conditions set forth in a debt commitment letter dated May 29, 2012 (the "Debt Commitment Letter"). The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation: (i) the absence of a Company Material Adverse Effect (as defined in the Debt Commitment Letter) since December 31, 2011, (ii) execution and delivery of definitive documentation with respect to the debt financing contemplated by the Debt Commitment Letter and otherwise reasonably satisfactory to the Lenders, (iii) accuracy of certain specified representations and warranties in the loan documents and in the Merger Agreement, (iv) receipt of equity financing from the Investors representing at least 30.0% of the pro forma capitalization of the Company after consummation of the Merger and (v) consummation of the Merger in accordance with the Merger Agreement. The final termination date for the Debt Commitment Letter is the earliest of: (i) the date on which the Merger Agreement is terminated in accordance with its terms prior to the consummation of the transactions, (ii) the consummation of the Merger with or without the funding of any of the proposed credit facilities, (iii) in the case of the Opco Bridge Facility, the receipt of the consenting vote of holders of a majority in aggregate principal amount of the existing 7.00% senior subordinated notes due 2018 (the "Existing Notes") of the Company's subsidiary Interline Brands, Inc., a New Jersey corporation, to a certain consent in accordance with the related indenture, (iv) Parent's engagement or allowance of any person other than the Lenders to act as arranger and/or bookrunner (or otherwise to perform the duties and exercise the authority customarily performed and exercised by persons in such roles) for any amendment, modification, waiver or offer with respect to the Existing Notes, (v) in the case of the Holdco Bridge Facility prior to the date of issuance of Holdco Permanent Debt (as defined in the related fee letter), the business day following receipt by the Lenders of written notice from Parent terminating in full the Holdco Bridge Facility commitments on such date and (vi) 11:59 p.m., New York City time, on November 29, 2012.

        Barclays Capital Inc. ("Barclays") serves as the financial advisor to the Board. On May 29, 2012, Barclays delivered a written opinion to the Board that, as of the date of the opinion and subject to the limitations contained therein, the consideration to be offered to the stockholders of the Company (other than the Excluded Stockholders) in the Merger is fair from a financial point of view to such stockholders.

        The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Acquiring Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

        The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

        On May 29, 2012, the Company issued a press release announcing the execution of the Merger Agreement, which is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

        Statements herein regarding the proposed transaction between Isabelle Holding Company Inc. ("Parent"), Isabelle Acquisition Sub Inc. ("Merger Sub") and Interline Brands, Inc. (the "Company"), future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company's stockholders to approve the transaction. Additional factors that may affect future results are contained in each company's filings with the Securities and Exchange Commission ("SEC"), including each company's Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC's Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Additional Information will be Filed with the SEC:

        In connection with the proposed transaction, the Company plans to file with the SEC a Proxy Statement. Investors and security holders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters. The final Proxy Statement will be mailed to stockholders of the Company. Investors and security holders of the Company will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard, Jacksonville, FL 32207 or at the Company's Investor Relations page on its corporate website at http://ir.interlinebrands.com.

Participants in Solicitation

        The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company's stockholders in respect of the proposed transaction. Information regarding the Company's participants is available in the Company's Annual Report on Form 10-K for the year ended December 30, 2011 and the Company's proxy statement, dated March 23, 2012, for its 2012 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of May 29, 2012, by and among Interline Brands, Inc., Isabelle Holding Company Inc. and Isabelle Acquisition Sub Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Joint Press Release, dated May 29, 2011, of Interline Brands, Inc., GS Capital Partners L.P. and P2 Capital Partners, LLC, announcing the Agreement and Plan of Merger.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.
By:	/s/ MICHAEL AGLIATA Michael Agliata Vice President, General Counsel & Secretary

Date: May 29, 2012

 EXHIBIT INDEX

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of May 29, 2012, by and among Interline Brands, Inc., Isabelle Holding Company Inc. and Isabelle Acquisition Sub Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Joint Press Release, dated as of May 29, 2012, of Interline Brands, Inc., GS Capital Partners L.P. and P2 Capital Partners, LLC, announcing the Agreement and Plan of Merger.

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SIGNATURES
EXHIBIT INDEX